Exhibit 99.1

                AUTODESK REPORTS RECORD REVENUES OF $378 MILLION

                                 RAISES GUIDANCE

    SAN RAFAEL, Calif., Nov. 17 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK) today announced financial results for its third fiscal quarter ended October 31, 2005. For the third quarter, Autodesk reported record net revenues of $378 million, a 26 percent increase over $300 million reported in the third quarter of the prior year.

    Third quarter net income was $95 million, or $0.38 per diluted share on a GAAP basis and $77 million, or $0.31 per diluted share on a non-GAAP basis. The only adjustment to non-GAAP net income in the current quarter was the exclusion of $18 million in tax benefits. Net income in the third quarter of the prior year was $74 million, or $0.30 per diluted share on a GAAP basis, and $48 million, or $0.19 per diluted share on a non-GAAP basis.

    "Solid execution drove another outstanding performance for Autodesk," said Carol Bartz, Autodesk chairman and CEO. "Revenues and profitability increased significantly over last year, driven by strong demand for our products across all divisions and all markets."

    Autodesk's performance was driven by strong growth in new seats and subscriptions, increasing penetration of its vertical and 3D products and continued improvement in profitability.

    Unlike trends at most major software companies, revenues from new seats and emerging businesses continued to be strong, representing approximately two-thirds of total revenues in the third quarter. Revenues from new commercial seats increased 23 percent over the third quarter of the prior year.

    Combined revenues from subscription and upgrades increased 34 percent over the third quarter of fiscal 2005. Consistent with company strategy, subscription revenues, which are called maintenance in the financial statements, increased 62 percent over last year. Combined revenues from subscription and upgrades continue to represent approximately one-third of total revenues.

    The company's vertical and 3D products continue to increase their market penetration. In the third quarter, combined revenues from new commercial seats of the Autodesk Inventor Series, Autodesk Inventor Professional, Autodesk Revit Building, Autodesk AutoCAD Revit Series, Autodesk Revit Structure and Autodesk Civil 3D software increased more than 100 percent over the prior year.

    During the quarter, Autodesk improved profitability. Operating margins increased to 25 percent on a GAAP and non-GAAP basis. Operating margins were 18 percent on a GAAP basis and 19 percent on a non-GAAP basis in the third quarter of last year.

    "I am very confident about the future," said Bartz. "We are investing in the business to drive strong growth in the future. Despite the significant negative impact of foreign currency rates, we are raising our guidance for the fourth quarter and for fiscal 2007."

    Business Outlook

    The following statements are forward looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

    Alias Acquisition Update

    On October 4, 2005, Autodesk announced that it had signed a definitive agreement to acquire Alias. The company currently estimates that the transaction will close late in the fourth fiscal quarter ending January 31, 2006 or early in the first quarter of fiscal 2007, subject to satisfaction of normal regulatory and other closing conditions.

    In the first six months after closing, this acquisition is expected to be dilutive to earnings on a non-GAAP basis. In determining the impact of the acquisition on non-GAAP earnings per share, we excluded in-process R&D expenses, acquisition-related restructuring costs, equity-based compensation expenses, and the reduction of deferred revenues assumed by Autodesk as required by US GAAP. In the first twelve months after closing, this acquisition is expected to be slightly accretive to earnings per share on a non-GAAP basis. Autodesk is currently unable to provide estimates of the future impact of this transaction on GAAP earnings per share.

    All forward looking statements are for the Autodesk business on a standalone basis, not taking into account the potential impact of the Alias acquisition, unless specifically stated otherwise.

    Fourth Quarter Fiscal 2006

    Net revenues for the fourth quarter of fiscal 2006 are expected to be between $405 and $415 million. GAAP earnings per diluted share are expected to be between $0.34 and $0.36.

    Full Year Fiscal 2006

    For fiscal year 2006, net revenues are expected to be between $1.511 and $1.521 billion. GAAP earnings per diluted share are expected to be between $1.32 and $1.34. Non-GAAP earnings per diluted share are expected to be between $1.24 and $1.26. Non-GAAP earnings per share exclude non-recurring tax benefits.

    First Quarter Fiscal 2007

    Net revenues for the first quarter of fiscal 2007 are expected to be between $400 and $410 million. GAAP earnings per diluted share are expected to be between $0.25 and $0.27. Non-GAAP earnings per diluted share are expected to be between $0.31 and $0.33 excluding the impact of stock based compensation expenses.

    Full Year Fiscal 2007

    For fiscal year 2007, net revenues are expected to increase in the range of 10 to 12 percent as compared to current guidance for fiscal 2006. On a constant currency basis, projected net revenue growth would have been approximately three percentage points higher or 13 to 15 percent. GAAP earnings per diluted share are expected to be between $1.16 and $1.20. Non-GAAP earnings per diluted share are expected to be between $1.41 and $1.45. Non-GAAP earnings per share exclude the impact of stock based compensation expenses.

    Fiscal 2006 EPS guidance is based on Autodesk's 20 percent estimated tax rate excluding non-recurring tax benefits. As previously indicated, Autodesk believes that its effective tax rate will increase in fiscal 2007. Autodesk now believes the effective tax rate will be 23 percent in fiscal year 2007.

    A reconciliation of the above non-GAAP operating margin, net income and EPS amounts to the corresponding GAAP amounts is provided at the end of this press release.

    Safe Harbor Statement

    This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding our expected effective tax rate and other statements regarding our anticipated performance. Factors that could cause actual results to differ materially include the following: general market and business conditions, the timing and degree of expected investments in growth opportunities, the timing of product releases and retirements, difficulties encountered in integrating the Alias business or in achieving expected earnings accretion, uncertainties as to the timing of the close of the Alias acquisition, failure to successfully integrate new or acquired businesses and technologies, failure to achieve sufficient sell-through in our channels for new or existing products, failure of key new applications to achieve anticipated levels of customer acceptance, pricing pressure, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, unanticipated changes in tax rates, mix of geographic earnings, and tax laws, failure to achieve continued success in technology advancements, changes in foreign currency exchange rates, the financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, interruptions or terminations in the business of the company's third party developers, failure to achieve continued migration from 2D products to 3D products, failure to grow lifecycle management or collaboration products, and unanticipated impact of accounting for technology acquisitions.

    Further information on potential factors that could affect the financial results of Autodesk are included in the company's report on Form 10-K for the year ended January 31, 2005 and Form 10-Q for the quarter ended July 31, 2005, which are on file with the Securities and Exchange Commission.

    Autodesk will host its third quarter earnings announcement today at 5:00 p.m. EDT. The live announcement may be accessed at 866-510-0707 or 617-597-5376 (passcode: 19818852). A replay of the call will be available at 4:00 p.m. PDT on our website at www.autodesk.com/investors or by dialing 888-286-8010 or 617-801-6888 (passcode: 40320593). An audio webcast will also be available beginning at 5:00 p.m. EDT at www.autodesk.com/investors. A replay of this webcast will be maintained on our website for at least twelve months.

    About Autodesk

    Autodesk, Inc. (Nasdaq: ADSK) is wholly focused on ensuring that great ideas are turned into reality. With six million users, Autodesk is the world's leading software and services company for the building, manufacturing, infrastructure, digital media, and wireless data services fields. Autodesk's solutions help customers create, manage, and share their data and digital assets more effectively. As a result, customers turn ideas into competitive advantage by becoming more productive, streamlining project efficiency, and maximizing profits. Founded in 1982, Autodesk is headquartered in San Rafael, California. For additional information about Autodesk, please visit www.autodesk.com.

    Autodesk, AutoCAD, Autodesk Inventor, Civil 3D and Revit are either trademarks or registered trademarks of Autodesk, Inc., in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.

    Investors: Sue Pirri, sue.pirri@autodesk.com, 415-507-6467
               John Clancy, john.clancy@autodesk.com, 415-507-6373

    Press: Charles Bellfield, charles.bellfield@autodesk.com, 415-547-2498 Nicole Pack, nicole.pack@autodesk.com, 415-507-6282

                                 Autodesk, Inc.
        Reconciliation of diluted net income per share on a GAAP basis to diluted net income per share on a non-GAAP basis Unaudited

                                   Three months ended      Fiscal year ended
                                    January 31, 2006        January 31, 2006
                                 ---------------------   ---------------------
                                  Low end     High end    Low end     High end
                                  of range    of range    of range    of range
                                 ---------   ---------   ---------   ---------
Diluted net income
 per share on a
 GAAP basis                      $    0.34   $    0.36   $    1.32   $    1.34

Dividends received
 deduction benefit for
 the prior fiscal year                  --          --       (0.05)      (0.05)

Non-recurring
 tax benefits                           --          --       (0.03)      (0.03)
Non-GAAP diluted
 net income per share            $    0.34   $    0.36   $    1.24   $    1.26

                                 Autodesk, Inc.
        Reconciliation of diluted net income per share on a GAAP basis to diluted net income per share on a non-GAAP basis Unaudited

                                   Three months ended      Fiscal year ended
                                     April 30, 2006        January 31, 2007
                                 ---------------------   ---------------------
                                  Low end     High end    Low end     High end
                                  of range    of range    of range    of range
                                 ---------   ---------   ---------   ---------
Diluted net income
 per share on a
 GAAP basis                      $    0.25   $    0.27   $    1.16   $    1.20

Stock based
 compensation expenses,
 net of taxes                         0.06        0.06        0.25        0.25
Non-GAAP diluted
 net income per share            $    0.31   $    0.33   $    1.41   $    1.45

                                 Autodesk, Inc.
                        Consolidated Statements of Income
                      (In thousands, except per share data)

                                                 Three Months Ended              Nine Months Ended
                                                    October 31,                     October 31,
                                           -----------------------------   -----------------------------
                                                2005            2004            2005            2004
                                           -------------   -------------   -------------   -------------
                                                    (Unaudited)                      (Unaudited)
Net revenues:
  License and other                        $     304,402   $     254,450   $     910,145   $     753,404

  Maintenance                                     73,860          45,708         196,220         124,208

    Total net revenues                           378,262         300,158       1,106,365         877,612

Costs and expenses:
   Cost of license
    and other revenues                            40,762          39,184         119,302         112,885

  Cost of maintenance revenues                     1,636           4,210          11,075          12,597

  Marketing and sales                            136,349         113,205         397,765         327,497

  Research and development                        74,034          59,942         212,881         176,165

  General and administrative                      32,444          26,837          92,789          76,856

  Restructuring                                       --           2,922              --          14,889

    Total costs and expenses                     285,225         246,300         833,812         720,889

Income from operations                            93,037          53,858         272,553         156,723

Interest and other income, net                     3,167           2,801           9,011           7,396

Income before income taxes                        96,204          56,659         281,564         164,119

Income tax (provision) benefit                    (1,667)         17,411         (35,651)         (8,379)

Net income                                 $      94,537   $      74,070   $     245,913   $     155,740

Basic net income per share                 $        0.41   $        0.33   $        1.08   $        0.69

Diluted net income per share               $        0.38   $        0.30   $        0.99   $        0.63

Shares used in computing basic
 net income per share                            229,577         227,823         228,687         227,344

Shares used in computing diluted
 net income per share                            249,462         248,045         247,979         245,492

                                 Autodesk, Inc.
                   Non-GAAP Consolidated Statements of Income
              (See non-GAAP adjustments listed in the tables below)
                      (In thousands, except per share data)

                                                 Three Months Ended              Nine Months Ended
                                                    October 31,                     October 31,
                                           -----------------------------   -----------------------------
                                                2005            2004            2005            2004
                                           -------------   -------------   -------------   -------------
                                                    (Unaudited)                      (Unaudited)
Net revenues:
  License and other                        $     304,402   $     254,450   $     910,145   $     753,404

  Maintenance                                     73,860          45,708         196,220         124,208

    Total net revenues                           378,262         300,158       1,106,365         877,612

Costs and expenses:
  Cost of license
   and other revenues                             40,762          39,184         119,302         112,885

  Cost of maintenance revenues                     1,636           4,210          11,075          12,597

  Marketing and sales                            136,349         113,205         397,765         327,497

  Research and development                        74,034          59,942         212,881         176,165

  General and administrative                      32,444          26,837          92,789          76,856

    Total costs and expenses                     285,225         243,378         833,812         706,000

Income from operations                            93,037          56,780         272,553         171,612

Interest and other income, net                     3,167           2,801           9,011           7,396

Income before income taxes                        96,204          59,581         281,564         179,008

Provision for income taxes                       (19,241)        (11,916)        (56,313)        (35,802)

Non-GAAP net income                        $      76,963   $      47,665   $     225,251   $     143,206

Basic non-GAAP
 net income per share                      $        0.34   $        0.21   $        0.98   $        0.63

Diluted non-GAAP
 net income per share                      $        0.31   $        0.19   $        0.91   $        0.58

Shares used in computing basic
 non-GAAP net income per share                   229,577         227,823         228,687         227,344

Shares used in computing diluted
 non-GAAP net income per share                   249,462         248,045         247,979         245,492

                                                 Three Months Ended             Nine Months Ended
                                                    October 31,                    October 31,
                                           -----------------------------   -----------------------------
                                                2005            2004            2005           2004
                                           -------------   -------------   -------------   -------------
                                                    (Unaudited)                     (Unaudited)
A reconciliation between
operating expenses on a
GAAP basis and non-GAAP
operating expenses is as follows:

GAAP costs and expenses                    $     285,225   $     246,300   $     833,812   $     720,889

Restructuring                                         --          (2,922)             --         (14,889)

Non-GAAP costs and expenses                $     285,225   $     243,378   $     833,812   $     706,000

A reconciliation between income
from operations on a GAAP basis
and non-GAAP income from
operations is as follows:

GAAP income from operations                $      93,037   $      53,858   $     272,553   $     156,723

Restructuring                                         --           2,922              --          14,889

Non-GAAP income
 from operations                           $      93,037   $      56,780   $     272,553   $     171,612

A reconciliation between
(provision) benefit for
income taxes on a GAAP basis
and non-GAAP provision for
income taxes is as follows:

GAAP (provision) benefit
 for income taxes                          $      (1,667)  $      17,411   $     (35,651)  $      (8,379)

Income tax effect on
 restructuring at the
 normalized rate                                      --            (584)             --          (2,978)

Dividends received
 deduction benefit for the
 current fiscal year                                  --          (4,298)             --              --

Dividends received deduction
 benefit for the prior
 fiscal year                                     (10,613)        (15,540)        (12,530)        (15,540)

Non-recurring tax benefit                         (6,961)         (8,905)         (8,132)         (8,905)

Non-GAAP provision
 for income taxes                          $     (19,241)  $     (11,916)  $     (56,313)  $     (35,802)

A reconciliation between
net income on a GAAP basis and
non-GAAP net income is as follows:

GAAP net income                            $      94,537   $      74,070   $     245,913   $     155,740

Restructuring                                         --           2,922              --          14,889

Income tax effect on
 restructuring at the
 normalized rate                                      --            (584)             --          (2,978)

Dividends received deduction
 benefit for the
 current fiscal year                                  --          (4,298)             --              --

Dividends received
 deduction benefit for the
 prior fiscal year                               (10,613)        (15,540)        (12,530)        (15,540)

Non-recurring tax benefit                         (6,961)         (8,905)         (8,132)         (8,905)

Non-GAAP net income                        $      76,963   $      47,665   $     225,251   $     143,206

A reconciliation between
diluted net income per share
on a GAAP basis and
diluted non-GAAP net income
per share is as follows:

GAAP diluted
 net income per share                      $        0.38   $        0.30   $        0.99   $        0.63

Restructuring                              $          --   $        0.01   $          --   $        0.06

Income tax effect on
 restructuring at
 the normalized rate                       $          --   $       (0.00)  $          --   $       (0.01)

Dividends received
 deduction benefit for the
 current fiscal year                       $          --   $       (0.02)  $          --   $          --

Dividends received deduction
 benefit for the prior
 fiscal year                               $       (0.04)  $       (0.06)  $       (0.05)  $       (0.06)

Non-recurring tax benefit                  $       (0.03)  $       (0.04)  $       (0.03)  $       (0.04)

Non-GAAP diluted
 net income per share                      $        0.31   $        0.19   $        0.91   $        0.58

    To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

                                 Autodesk, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                    October 31,     January 31,
                                                       2005            2005
                                                   -------------   -------------
                                                    (Unaudited)     (Audited)
ASSETS:

Current assets:
  Cash and cash equivalents                        $     390,878   $     517,654
  Marketable securities                                  157,062          15,038
  Accounts receivable, net                               201,769         196,827
  Inventories                                             15,112          12,545
  Deferred income taxes                                   68,896          14,250
  Prepaid expenses and other current assets               26,069          25,483
Total current assets                                     859,786         781,797

Computer equipment, software,
 furniture and leasehold improvements, net                60,132          69,566
Purchased technologies and
capitalized software, net                                 16,253           9,319
Goodwill                                                 194,680         166,628
Deferred income taxes, net                               141,425         105,061
Other assets                                              18,353           9,833
                                                   $   1,290,629   $   1,142,204

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable                                 $      62,483   $      46,234
  Accrued compensation                                   101,980         140,622
  Accrued income taxes                                    40,257          41,549
  Deferred revenues                                      210,684         178,701
  Other accrued liabilities                               48,019          61,234
Total current liabilities                                463,423         468,340

Deferred revenues                                         32,440          15,528
Other liabilities                                         17,665          10,258

Stockholders' equity:
  Preferred stock                                             --              --
  Common stock and additional paid-in capital            752,748         625,225
  Accumulated other comprehensive loss                    (7,661)         (2,843)
  Deferred compensation                                     (307)           (269)
  Retained earnings                                       32,321          25,965
Total stockholders' equity                               777,101         648,078
                                                   $   1,290,629   $   1,142,204

                                 Autodesk, Inc.
                 Condensed Consolidated Statements of Cash Flows
                                 (In thousands)

                                                         Nine Months Ended
                                                            October 31,
                                                   -----------------------------
                                                       2005            2004
                                                   -------------   -------------
                                                           (Unaudited)
  Operating Activities
  Net income                                       $     245,913   $     155,740
  Adjustments to reconcile net income to
  net cash provided by operating activities:
    Charge for acquired in-process
     research & development                                1,200              --
    Depreciation and amortization                         33,812          38,581
    Stock compensation expense                               392           2,915
    Net loss on fixed asset disposals                         52             321
    Tax benefits from employee stock plans               103,545          91,414
    Restructuring related charges, net                        --           4,773
    Changes in operating assets and liabilities          (83,748)        (64,318)
  Net cash provided by operating activities              301,166         229,426

  Investing Activities
    Net (purchases) sales and maturities
     of available-for-sale marketable securities        (142,010)        105,238
    Capital and other expenditures                       (15,318)        (29,291)
    Business combinations, net of cash acquired          (52,677)        (11,750)
    Other investing activities                                79          (1,487)
  Net cash (used in) provided by
   investing activities                                 (209,926)         62,710

  Financing activities
    Proceeds from issuance of common stock,
     net of issuance costs                               127,110         211,456
    Repurchases of common stock                         (339,714)       (400,066)
    Dividends paid                                        (3,406)        (10,146)
  Net cash used in financing activities                 (216,010)       (198,756)

  Effect of exchange rate changes
   on cash and cash equivalents                           (2,006)          1,519

  Net (decrease) increase in
   cash and cash equivalents                            (126,776)         94,899
  Cash and cash equivalents at beginning of year         517,654         282,249
  Cash and cash equivalents at end of period       $     390,878   $     377,148

  Supplemental cash flow information:
    Net cash paid during the period
     for income taxes                              $      23,522   $      12,123

Supplemental non-cash investing activity:
  Accounts receivable and other receivable
   reductions as partial consideration
   in business combinations                        $       2,371   $          --

Fiscal Year 2006                               QTR 1           QTR 2           QTR 3           QTR 4          YTD2006
----------------------------------------   -------------   -------------   -------------   -------------   -------------
Financial Statistics (in millions):
Total net revenues                         $       355.1   $       373.0   $       378.3                   $     1,106.4
  License and
   other revenues                          $       296.4   $       309.4   $       304.4                   $       910.2
  Maintenance revenues                     $        58.7   $        63.6   $        73.9                   $       196.2

Gross Margin                                          88%             88%             89%                             88%

GAAP Operating
 Expenses                                  $       221.0   $       239.6   $       242.8                   $       703.4
GAAP Operating Margin                                 26%             24%             25%                             25%
GAAP Net Income                            $        76.1   $        75.3   $        94.5                   $       245.9
GAAP Net Income
 Per Share (diluted)                       $        0.31   $        0.30   $        0.38                   $        0.99

Non-GAAP Operating
 Expenses (1) (2)                          $       221.0   $       239.6   $       242.8                   $       703.4
Non-GAAP Operating
 Margin (1) (3)                                       26%             24%             25%                             25%
Non-GAAP
 Net Income (1) (4)                        $        74.9   $        73.4   $        77.0                   $       225.3
Non-GAAP
 Net Income Per Share
 (diluted) (1) (5)                         $        0.30   $        0.29   $        0.31                   $        0.91

Total Cash
 and Marketable
 Securities                                $       537.8   $       521.5   $       547.9                   $       547.9
Days Sales Outstanding                                48              49              48                              48
Capital Expenditures                       $         5.5   $         4.4   $         5.4                   $        15.3
Cash from Operations                       $        63.3   $       113.0   $       124.9                   $       301.2
GAAP Depreciation
 and Amortization                          $        12.6   $        11.7   $         9.5                   $        33.8

Revenue by Geography (in millions):
Americas                                   $       130.5   $       141.3   $       160.3                   $       432.1
Europe                                     $       134.1   $       140.6   $       133.4                   $       408.1
Asia/Pacific                               $        90.5   $        91.1   $        84.6                   $       266.2

Revenue by Division (in millions):
Design Solutions
 Segment                                   $       313.2   $       325.8   $       333.8                   $       972.8
  Manufacturing
   Solutions Division                      $        59.1   $        60.2   $        63.3                   $       182.6
  Infrastructure
   Solutions Division                      $        39.3   $        42.4   $        44.1                   $       125.8
  Building
   Solutions Division                      $        37.1   $        43.0   $        45.1                   $       125.3
  Platform Technology
   Division and other                      $       177.7   $       180.2   $       181.3                   $       539.1

Media and
 Entertainment Segment                     $        41.2   $        45.1   $        42.9                   $       129.3

Upgrade Revenue
 (in millions):
Upgrade Revenue                            $        64.6   $        71.0   $        63.6                   $       199.2

Deferred Maintenance
 Revenue (in millions):
Deferred Maintenance
 Revenue Balance                           $       166.1   $       179.2   $       185.0                   $       185.0

Operating Income
 (Loss) by Segment
 (in millions):
Design Solutions                           $       151.5   $       155.0   $       161.4                   $       467.9
Media
 and Entertainment                         $         8.4   $         9.5   $         5.5                   $        23.4
Unallocated amounts                        $       (69.3)  $       (75.6)  $       (73.8)                  $      (218.7)

Common Stock
 Statistics:
Stock
 Outstanding                                 228,612,000     228,412,000     230,179,000                     230,179,000
Fully Diluted
 Shares
 Outstanding                                 249,272,000     250,310,000     249,462,000                     247,979,000
Stock Repurchased                              2,497,700       3,503,896       3,223,775                       9,225,371

Installed Base
 Statistics:
Total AutoCAD-based
 Installed Base                                3,700,800       3,747,000       3,803,000                       3,803,000
Total Inventor
 Installed Base                                  445,800         470,800         511,300                         511,300

    (1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

    In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

    (2)    GAAP Operating Expenses                    $       221.0   $       239.6   $       242.8   $          --   $       703.4
           Non-GAAP Adjustment                        $          --   $          --   $          --   $          --   $          --
           Non-GAAP Operating Expenses                $       221.0   $       239.6   $       242.8   $          --   $       703.4

    (3)    GAAP Operating Margin                                 26%             24%             25%              0%             25%
           Non-GAAP Adjustment                                    0%              0%              0%              0%              0%
           Non-GAAP Operating Margin                             26%             24%             25%              0%             25%

    (4)    GAAP Net Income                            $        76.1   $        75.3   $        94.5   $          --   $       245.9
           Dividends received deduction benefit
            for prior fiscal years                    $          --   $        (1.9)  $       (10.6)  $          --   $       (12.5)
           Non-recurring tax benefit                  $        (1.2)  $          --   $        (6.9)  $          --   $        (8.1)
           Non-GAAP Net Income                        $        74.9   $        73.4   $        77.0   $          --   $       225.3

    (5)    GAAP Net Income
           Per Share (diluted)                        $       0.305   $       0.301   $       0.379   $          --   $       0.992
           Dividends received deduction
            benefit for prior fiscal years            $          --   $      (0.008)  $      (0.042)  $          --   $      (0.050)
           Non-recurring tax benefit                  $      (0.005)  $          --   $      (0.028)  $          --   $      (0.033)
           Non-GAAP Net Income
           Per Share (diluted)                        $       0.300   $       0.293   $       0.309   $          --   $       0.908

Fiscal Year 2005                               QTR 1           QTR 2           QTR 3           QTR 4          YTD2005
----------------------------------------   -------------   -------------   -------------   -------------   -------------
Financial  Statistics
 (in millions):
Total net revenues                         $       297.9   $       279.6   $       300.2   $       356.2   $     1,233.8
  License and other revenues               $       260.5   $       238.5   $       254.5   $       303.7   $     1,057.1
  Maintenance revenues                     $        37.4   $        41.1   $        45.7   $        52.5   $       176.7

Gross Margin                                          86%             86%             86%             88%             86%

GAAP Operating Expenses                    $       202.5   $       190.0   $       202.9   $       234.0   $       829.5
GAAP Operating Margin                                 18%             18%             18%             22%             19%
GAAP Net Income                            $        42.5   $        39.2   $        74.1   $        65.8   $       221.5
GAAP Net Income Per Share (diluted) (6)    $        0.18   $        0.16   $        0.30   $        0.26   $        0.90
Non-GAAP Operating Expenses (1) (2)        $       194.2   $       186.3   $       200.0   $       222.2   $       802.7
Non-GAAP Operating Margin (1) (3)                     21%             19%             19%             25%             21%
Non-GAAP Net Income (1) (4)                $        51.3   $        44.2   $        47.7   $        75.2   $       218.4
Non-GAAP Net Income  Per Share
 (diluted) (1) (5) (6)                     $        0.22   $        0.18   $        0.19   $        0.30   $        0.88
Total Cash and Marketable Securities       $       519.4   $       571.7   $       518.0   $       532.7   $       532.7
Days Sales Outstanding                                43              51              50              50              50
Capital Expenditures                       $         5.9   $         9.9   $        13.5   $        11.5   $        40.8
Cash from Operations                       $        55.2   $        83.5   $        90.8   $       143.7   $       373.1
GAAP Depreciation and Amortization         $        12.5   $        12.9   $        13.2   $        13.4   $        52.0

Revenue by Geography (in millions):
Americas                                   $       121.5   $       115.1   $       137.0   $       137.3   $       510.9
Europe                                     $       108.8   $        98.9   $        95.8   $       140.2   $       443.7
Asia/Pacific                               $        67.6   $        65.6   $        67.4   $        78.7   $       279.2

Revenue by Division
 (in millions):
Design Solutions Segment                   $       260.2   $       242.4   $       256.4   $       312.3   $     1,071.3
  Manufacturing Solutions Division         $        44.8   $        44.2   $        50.4   $        60.3   $       199.7
  Infrastructure Solutions Division        $        35.5   $        33.6   $        35.8   $        42.9   $       147.8
  Building Solutions Division              $        27.2   $        28.8   $        29.1   $        39.2   $       124.3
  Platform Technology Division and
    other                                  $       152.7   $       135.8   $       141.1   $       169.9   $       599.5

Media and Entertainment Segment            $        37.6   $        36.7   $        43.1   $        42.6   $       160.0

Upgrade Revenue (in millions):
Upgrade Revenue                            $        66.7   $        46.1   $        57.1   $        92.9   $       262.8

Deferred Maintenance Revenue
 (in millions):
Deferred Maintenance Revenue Balance       $        96.7   $       107.1   $       113.0   $       140.8   $       140.8

Operating Income (Loss) by Segment
 (in millions):
Design Solutions                           $       123.0   $       105.5   $       114.9   $       147.6   $       491.0
Media and Entertainment                    $         3.4   $         6.7   $         7.0   $        10.8   $        27.9
Unallocated amounts                        $       (72.9)  $       (62.8)  $       (68.1)  $       (80.2)  $      (284.0)

Common Stock Statistics (6):
Stock Out-standing                           226,048,000     229,031,000     228,101,000     227,611,000     227,611,000
Fully Diluted
 Shares Out-standing                         238,565,000     250,607,000     248,045,000     252,674,000     246,977,000
Stock Re-purchased                            10,365,200       3,319,600       8,032,200       4,199,800      25,916,800

Installed Base Statistics:
AutoCAD
Total
 AutoCAD-based Installed Base                  3,469,400       3,514,600       3,571,800       3,618,000       3,618,000
Stand-alone AutoCAD                                                                                            2,490,000
AutoCAD Mechanical                                                                                               149,400
AutoCAD Map                                                                                                      203,700
Architectural Desktop                                                                                            383,900
Land Desktop                                                                                                     109,900

AutoCAD LT Installed Base                                                                                      2,677,900

Total Inventor Installed Base                    306,600         349,500         388,800         422,900         422,900

    (1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.
    In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

    (2)    GAAP Operating Expenses                    $     202.5   $     190.0   $     202.9   $     234.0   $     829.5
           Restructuring                              $      (8.3)  $      (3.7)  $      (2.9)  $     (11.8)  $     (26.7)
           Non-GAAP Operating Expenses                $     194.2   $     186.3   $     200.0   $     222.2   $     802.7

    (3)    GAAP Operating Margin                               18%           18%           18%           22%           19%
           Restructuring                                        3%            1%            1%            3%            2%
           Non-GAAP Operating Margin                           21%           19%           19%           25%           21%

    (4)    GAAP Net Income                            $    42.505   $    39.165   $    74.070   $    65.768   $   221.508
           Restructuring                              $     8.250   $     3.717   $     2.922   $    11.811   $    26.700
           Income tax effect on restructuring (7)     $    (1.650)  $    (0.744)  $    (0.584)  $    (2.363)  $    (5.341)
           Dividends Received Deduction benefit
           for current fiscal year (7)                $     2.244   $     2.054   $    (4.298)  $        --   $        --
           Dividends Received Deduction benefit
           for prior fiscal years (7)                 $        --   $        --   $   (15.540)  $        --   $   (15.540)
           Non-recurring tax benefit                  $        --   $        --   $    (8.905)  $        --   $    (8.905)
           Non-GAAP Net Income                        $    51.349   $    44.192   $    47.665   $    75.216   $   218.422

    (5)    GAAP Net Income Per Share (diluted) (6)    $     0.178   $     0.156   $     0.299   $     0.260   $     0.897
           Restructuring                              $     0.035   $     0.015   $     0.012   $     0.047   $     0.108
           Income tax effect on restructuring (7)     $    (0.007)  $    (0.003)  $    (0.002)  $    (0.009)  $    (0.022)
           Dividends Received Deduction benefit
           for current fiscal year (7)                $     0.009   $     0.008   $    (0.017)  $        --   $        --
           Dividends Received Deduction benefit
           for prior fiscal years (7)                 $        --   $        --   $    (0.064)  $        --        (0.063)
           Non-recurring tax benefit                  $        --   $        --   $    (0.036)  $        --   $    (0.036)
           Non-GAAP Net Income Per Share
           (diluted) (6)                              $     0.215   $     0.176   $     0.192   $     0.298   $     0.884

    (6) On November 16, 2004 the Board of Directors authorized a two-for-one stock split in the form of a stock dividend to stockholders of record as of December 6, 2004. Historical common stock statistics and per share amounts have been restated to reflect the effect of the stock split.

    (7) In the third quarter of fiscal 2005, Autodesk determined that its consolidated fiscal year effective income tax rate declined from 24% to 20%. For purposes of comparison, we have assumed the new estimated effective income tax rate of 20% in calculating our non-GAAP net income and non-GAAP earnings per share for each individual quarter of fiscal 2005.

SOURCE  Autodesk, Inc.
    -0-                             11/17/2005
    /CONTACT: Investors - Sue Pirri, +1-415-507-6467, or sue.pirri@autodesk.com, or John Clancy, +1-415-507-6373, or john.clancy@autodesk.com, or Press - Charles Bellfield, +1-415-547-2498, or charles.bellfield@autodesk.com, or Nicole Pack, +1-415-507-6282, or nicole.pack@autodesk.com/
    /Web site:  http://www.autodesk.com /
    (ADSK)